[VERTICAL BAR CHART]


          Market Share for Electric Companies in Indiana and Bordering States
                              Companies Sorted by Revenue

                                     Revenue                   Share of    Cumulative
Holding Company                   (million of $)     Rank        Total        Share

AEP-C&SW                              10,618           1         22.5%        22.5%
Unicom Corp.                           7,136           2         15.1%        37.6%
FirstEnergy Corp.                      5,264           3         11.1%        48.8%
Cinergy Corp.                          5,002           4         10.6%        59.3%
DTE Energy Co.                         3,861           5          8.2%        67.5%
Ameren Corp.                           3,186           6          6.7%        74.3%
CMS Energy Corp.                       2,604           7          5.5%        79.8%
Illinova Corp.                         1,781           8          3.8%        83.6%
Wisconsin Energy Corp.                 1,679           9          3.6%        87.1%
LG&E Energy Corp.                      1,469          10          3.1%        90.2%
Columbia-NiSource                      1,076          11          2.3%        92.5%
DPL, Inc.                              1,076          12          2.3%        94.8%
IPALCO Enterprises, Inc.                 786          13          1.7%        96.5%
WPS Resources Corp.                      548          14          1.2%        97.6%
Ohio Valley Electric Corp.               460          15          1.0%        98.6%
Cilcorp, Inc.                            360          16          0.8%        99.3%
SIGCORP, Inc.                            298          17          0.6%       100.0%
Mount Carmel Public Utility Co.           10          18          0.0%       100.0%

Total                                 47,213


          Market Share for Electric Companies in Indiana and Bordering States
                           Companies Sorted by Assets

                                     Assets                    Share of    Cumulative
Holding Company                   (million of $)     Rank        Total        Share

AEP-C&SW                              26,599           1         18.9%        18.9%
Unicom Corp.                          26,223           2         18.7%        37.6%
FirstEnergy Corp.                     20,311           3         14.4%        52.0%
DTE Energy Co.                        11,671           4          8.3%        60.3%
Cinergy Corp.                          9,878           5          7.0%        67.3%
Ameren Corp.                           8,755           6          6.2%        73.6%
CMS Energy Corp.                       7,709           7          5.5%        79.1%
Illinova Corp.                         7,150           8          5.1%        84.1%
Wisconsin Energy Cor.                  4,839           9          3.4%        87.6%
LG&E Energy Corp.                      4,056          10          2.9%        90.5%
Columbia-NiSource                      3,769          11          2.7%        93.2%
DPL, Inc.                              3,625          12          2.6%        95.7%
IPALCO Enterprises, Inc.               2,123          13          1.5%        97.2%
WPS Resources Corp.                    1,504          14          1.1%        98.3%
Cilcorp, Inc.                          1,058          15          0.8%        99.1%
SIGCORP, Inc.                            951          16          0.7%        99.7%
Ohio Valley Electric Corp.               357          17          0.3%       100.0%
Mount Carmel Public Utility Co.           13          18          0.0%       100.0%

Total                                140,591


          Market Share for Electric Companies in Indiana and Bordering States
                     Companies Sorted by Number of Customers

                                   Customers                   Share of    Cumulative
Holding Company                   (thousands)        Rank        Total        Share

AEP-C&SW                               4,690           1         21.9%        21.9%
Unicom Corp.                           3,445           2         16.1%        38.0%
FirstEnergy Corp.                      2,161           3         10.1%        48.1%
DTE Energy Co.                         2,062           4          9.6%        57.7%
CMS Energy Corp.                       1,628           5          7.6%        65.3%
Ameren Corp.                           1,506           6          7.0%        72.3%
Cinergy Corp.                          1,424           7          6.6%        79.0%
Wisconsin Energy Corp.                 1,005           8          4.7%        83.7%
LG&E Energy Corp.                        832           9          3.9%        87.6%
Illinova Corp.                           568          10          2.7%        90.2%
DPL, Inc.                                488          11          2.3%        92.5%
WPS Resources Corp.                      440          12          2.1%        94.6%
IPALCO Enterprises, Inc.                 423          13          2.0%        96.5%
Columbia-NiSource                        418          14          2.0%        98.5%
Cilcorp, Inc.                            195          15          0.9%        99.4%
SIGCORP, Inc.                            123          16          0.6%       100.0%
Mount Carmel Public Utility Co.            6          17         0.03%       100.0%

Total                                 21,414